Exhibit 99.1
Contacts: Paul Arling (UEI) 714.820.1000
Kirsten Chapman (IR Agency) 415.433.3777
Universal Electronics Reports Fourth Quarter and
Year-end 2006 Financial Results
- Company Provides 2007 Guidance: Net Sales to Grow 10% to 15% Compared to 2006 and
EPS to Grow 21% to 31% Compared to 2006 -
CYPRESS, CA — February 22, 2007 — Leading wireless technology developer Universal Electronics Inc. (UEI), (NASDAQ: UEIC) today announced financial results for the fourth quarter and year ended December 31, 2006.
     “Business and Consumer Category net sales grew significantly for the fourth quarter 2006 as compared to the fourth quarter of 2005 — a great finish to what was the strongest year ever for UEI,” stated Paul Arling, UEI’s chairman and chief executive officer. “Our Business Category remains robust and the successful launch of new products and traction in our CEDIA efforts drove Consumer Category up significantly in the fourth quarter. We anticipate building upon these trends in 2007; in fact, we have already done so with our announcement of our expanded agreement with VIZIO. We are projecting full year 2007 revenue to grow 10 percent to 15 percent over full year 2006, as we deliver solutions to simplify the ever increasingly complex home and continue to create innovative technologies to enhance our customers’ businesses.”
It is important to note the adjusted figures used throughout this press release are included as management believes they provide a more meaningful measure of quarter-over-quarter and year-over-year financial performance. A formal definition of adjusted figures and table reconciling generally accepted accounting principles (GAAP) amounts to adjusted figures are included in this press release.
Financial Results: Fourth Quarter 2006 Compared to Fourth Quarter 2005
•	Net sales were $69.7 million, compared to $49.3 million.
•	The Business Category contributed 71 percent of total net sales and the Consumer Category contributed 29 percent, compared to 67 and 33 percent, respectively.
•	Gross margins were 37.6 percent, compared to 36.2 percent in the third quarter 2006 and 37.9 percent in last year’s fourth quarter.
•	Operating income was $6.7 million, compared to $5.3 million.
•	Net income for the 2006 fourth quarter was $5.4 million, or $0.37 per diluted share, compared to $3.5 million, or $0.25 per diluted share, for the fourth quarter of 2005.
•	Adjusted operating income was $7.3 million in the current quarter, excluding $625,000 in stock based compensation expense, compared to adjusted operating income of $5.3 million for the same quarter last year.
•	Adjusted net income for the 2006 fourth quarter was $5.8 million, or $0.40 per diluted share, which excludes stock based compensation charges, compared to $3.7 million, or $0.27 per diluted share, for the same period last year.
Financial Results: Full Year 2006 Compared to Full Year 2005
•	Net sales were $235.8 million, compared to $181.3 million.
•	Net income was $13.5 million, or $0.94 per diluted share, compared to $9.7 million, or $0.69 per diluted share.
•	Adjusted net income for the full year 2006 was $15.3 million, or $1.06 per diluted share, compared to $11.3 million, or $0.81 per diluted share, for the full year 2005.
Financial Outlook
For the first quarter of 2007, net sales are expected to range between $61.5 million and $64.5 million, compared to $54.2 million in the first quarter of 2006. Gross margins for the first quarter of 2007 are expected to be approximately 37 percent of sales plus or minus one point. GAAP earnings per diluted share are expected to range from $0.25 to $0.29, compared to $0.15 per diluted share in the first quarter of 2006.
     For the full year 2007, net sales are expected to range between $260 million and $271 million, reflecting growth of 10 percent to 15 percent over last year. GAAP EPS is expected to be between $1.13 per diluted share and $1.23 per diluted share, compared to $0.94 per diluted share for 2006.
UEI’s Recent Highlights:
•	VIZIO selected UEI to supply the universal remote control solution for its newest line of VIZIO large format plasma televisions, scheduled to be released in 2007. This relationship, announced on February 21st, builds on UEI’s status as the primary supplier of remote control devices for VIZIO’s 2006 range of solutions.
•	UEI and iMerge integrated NevoSL TM with the iMerge SoundServer S3000 hard disk audio system, as announced on January 29th. This further enhances the value both companies’ products offer to consumers and dealers.
•	Denon selected UEI to develop an advanced two-way interactive remote control to be distributed in United States, Europe and Asia in early 2007, as announced on January 4th.
Conference Call Information:
UEI’s management team will hold a conference call today, Thursday February 22, 2007 at 1:30 p.m. Pacific Time to review year-end results and hold a question and answer session for callers. To participate call 1-800-622-9917 ten minutes prior to start time. International dialers call 1-706-645-0366. The live call can also be accessed via the Internet through UEI’s Web site at www.uei.com. If you are unable to participate, a replay will be available beginning at 7:30 p.m. Eastern Time on February 22, 2007 until 11:59 p.m. Eastern Time on February 26, 2007. To access, please dial 1-800-642-1687 and international 706-645-9291, reservation number 8119270. The webcast replay will be available at www.uei.com.
About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company’s broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. UEI also delivers complete home control solutions in the professional custom installation market under the brand name Nevo®, as well as software solutions for digital media control and enjoyment in the consumer and OEM markets under the brand SimpleCenter™.
Safe Harbor Statement
     This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development, ordering, delivery and market acceptance of products and technologies identified in this release; the Company’s continued ability to design products in a fashion that results in its technology being accepted by the Company’s customers and the end users; the Company’s continued ability to develop technologies that are accepted by the Company’s customers and end users; the continued growth in the markets identified in this release to occur as anticipated by management; and other factors described in the Company’s filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
- Tables Follow -

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$66,075	$43,641
Accounts receivable, net	51,867	41,861
Inventories, net	26,459	26,708
Prepaid expenses and other current assets	2,722	3,841
Income tax receivable	—	903
Deferred income taxes	3,069	2,971

Total current assets	150,192	119,925
Equipment, furniture and fixtures, net	5,899	4,352
Goodwill	10,644	10,431
Intangible assets, net	5,587	6,007
Other assets	221	403
Deferred income taxes	6,065	5,201

Total assets	$178,608	$146,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,153	$22,731
Accrued income taxes	4,483	7,551
Accrued compensation	7,430	2,766
Other accrued expenses	11,947	9,676

Total current liabilities	44,013	42,724
Deferred income taxes	103	74
Deferred revenue	—	229
Other long term liabilities	275	—

Total liabilities	44,391	43,027

Stockholders’ equity:
Common stock	175	169
Paid-in capital	94,733	83,220
Accumulated other comprehensive income (loss)	2,759	(5,265)
Retained earnings	68,514	54,994
Deferred stock-based compensation	—	(163)
Common stock held in treasury	(31,964)	(29,663)

Total stockholders’ equity	134,217	103,292

Total liabilities and stockholders’ equity	$178,608	$146,319

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net sales	$69,691	$49,319	$235,846	$181,349
Cost of sales	43,464	30,621	149,970	114,222

Gross profit	26,227	18,698	85,876	67,127
Research and development	1,838	1,628	7,412	6,580
Selling, general and administrative expenses	17,673	11,723	59,947	48,870

Operating expenses	19,511	13,351	67,359	55,450

Operating income	6,716	5,347	18,517	11,677
Interest income, net	(343)	(206)	(1,401)	(845)
Other (income) expense, net	(104)	(21)	498	(2,152)

Income before income taxes	7,163	5,574	19,420	14,674
Provision for income taxes	(1,731)	(2,051)	(5,900)	(4,973)

Net income	$5,432	$3,523	$13,520	$9,701

Earnings per share:
Basic	$0.39	$0.26	$0.98	$0.72

Diluted	$0.37	$0.25	$0.94	$0.69

Shares used in computing earnings per share:
Basic	13,982	13,472	13,818	13,462

Diluted	14,717	13,984	14,432	13,992

To supplement UEI’s consolidated financial statements presented in accordance with GAAP, UEI uses non-GAAP net income and non-GAAP EPS financial measures internally. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. UEI’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. UEI believes both management and investors benefit from referring to these non-GAAP financial measures in assessing UEI’s performance and when planning, forecasting and analyzing historical and future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to UEI’s historical performance. UEI believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Universal Electronics
GAAP to Non-GAAP Reconciliation Tables
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2006	2006	2005	2005	2005
	GAAP	Adj.(1)	Non-GAAP(4)	GAAP	Adj.(3)	Non-GAAP(4)
Net sales	69,691	—	69,691	49,319	—	49,319
Cost of sales	43,464	(6)	43,458	30,621	—	30,621
Gross profit	26,227	6	26,233	18,698	—	18,698
Research and development	1,838	(79)	1,759	1,628	—	1,628
Selling, general and
administrative expenses	17,673	(540)	17,133	11,723	—	11,723
Operating expenses	19,511	(619)	18,892	13,351	—	13,351
Operating income	6,716	625	7,341	5,347	—	5,347
Interest income, net	(343)	—	(343)	(206)	—	(206)
Other (income) expense, net	(104)	—	(104)	(21)	—	(21)
Income before income taxes	7,163	625	7,788	5,574	—	5,574
Provision for income taxes	(1,731)	(223)	(1,954)	(2,051)	201	(1,850)
Net income	5,432	402	5,834	3,523	201	3,724
Earnings per share diluted	$0.37	$0.03	$0.40	$0.25	$0.02	$0.27

	Twelve Months Ended
	December 31,
	2006	2006	2006	2005	2005	2005
	GAAP	Adj. (1)	Non-GAAP (4)	GAAP	Adj. (2)	Non-GAAP (4)
Net sales	235,846	—	235,846	181,349	—	181,349
Cost of sales	149,970	(26)	149,944	114,222	—	114,222
Gross profit	85,876	26	85,902	67,127	—	67,127
Research and development	7,412	(370)	7,042	6,580	—	6,580
Selling, general and administrative expenses	59,947	(2,368)	57,579	48,870	(1,592)	47,278
Operating expenses	67,359	(2,738)	64,621	55,450	(1,592)	53,858
Operating income	18,517	2,764	21,281	11,677	1,592	13,269
Interest income, net	(1,401)	—	(1,401)	(845)	—	(845)
Other expense (income), net	498	—	498	(2,152)	—	(2,152)
Income before income taxes	19,420	2,764	22,184	14,674	1,592	16,266
Provision for income taxes	(5,900)	(987)	(6,887)	(4,973)	—	(4,973)
Net income	13,520	1,777	15,297	9,701	1,592	11,293
Earnings per share diluted	$0.94	$0.12	$1.06	$0.69	$0.12	$0.81

(1)	The adjustments between the GAAP and non-GAAP consolidated statements of income for the three and twelve months ended December 31, 2006 consist of share-based compensation expense for employee stock options and the related income tax effect, as recognized in accordance with SFAS 123R. The consolidated statements of income for the three and twelve months ended December 31, 2005 do not include the effect of share-based compensation expense, because UEI implemented SFAS 123R effective January 1, 2006.

(2)	The adjustments between the GAAP and non-GAAP consolidated statements of income for the twelve months ended December 31, 2005 exclude the second quarter 2005 write down of a receivable due from a former European distributor.

(3)	The adjustment between the GAAP and non-GAAP consolidated statements of income for the three months ended December 31, 2005 includes the tax effect of the second quarter 2005 write down of a receivable due from a former European distributor.

(4)	The non-GAAP consolidated statement of income are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. UEI’s management believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, facilitate the comparison of results for current periods with past periods.